UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 24, 2007

China Water and Drinks Inc.
(Exact name of registrant as specified in charter)

Nevada
(State or other jurisdiction of incorporation)

333-131131	20-2304161
(Commission File Number)	(IRS Employer Identification No.)

17, J Avenue Yijing Garden, Aiguo Road, Luohu District,
Shenzhen City, PRC 518000

(Address of principal executive offices and zip code)

+86-0755-25526332

(Registrant’s telephone number including area code)

(Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

On August 24, 2007, the Registrant and Pilpol (HK) Biological Limited, a Hong Kong corporation (“Pilpol”), an indirect wholly-owned subsidiary of the Registrant entered into a Stock Purchase Agreement (the “Agreement”) with Haoyang Bian, the sole shareholder (the “Shareholder”) of Shenyang Aixin Company Limited (“Shenyang”) pursuant to which Pilpol agreed to purchase 66.67% of the outstanding equity of Shenyang (the “Shares”). Shenyang, a PRC company is a bottled water production company located at Shenyang City, in the Jilin Province of the People’s Republic of China. The acquisition of the Shares by Pilpol was consummated on August 24, 2007 (the “Closing Date”).

In consideration the sale of the Shares, the Registrant, on behalf of Pilpol, has agreed to pay the Shareholder total consideration equal to (i) US$1,060,000 in cash (the “Cash Consideration”) and (ii) 177,300 shares of common stock of the Registrant (the “Stock Consideration”). The Cash Consideration was paid on the Closing Date. In accordance with the terms of the Agreement, the shares of common stock comprising the Stock Consideration will be issued to the Shareholder on the 30th day after the effective date of the initial registration statement to be filed by the Registrant in connection with its US$30 million private placement of shares that was consummated on June 4, 2007 ( the “Stock Consideration Payment Date”).

The Agreement also contains a “lock up” provision, pursuant to which the Shareholder has agreed that he shall not transfer or sell any shares of common stock of the Registrant constituting the Stock Consideration for a period of two years following the Stock Consideration Payment Date.

A copy of the Agreement is attached hereto as Exhibit 2.1. The description of the Agreement contained in this Current Report on Form 8-K is qualified in its entirety by reference to Exhibit 2.1.

Item 3.02.    Unregistered Sales of Equity Securities

The information pertaining to the Registrant’s shares of common stock in Item 1.01 is incorporated herein by reference in its entirety. The shares of the Registrant’s common stock to be issued to the Shareholder as the Stock Consideration pursuant to the Stock Purchase Agreement will be issued pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This Current Report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitution an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.

Item 9.01.    Financial Statements and Exhibits

(c)	Exhibits

2.1	Stock Purchase Agreement dated as of August 24, 2007 by and among China Water and Drinks, Inc, Pilpol (HK) Biological Limited and Haoyang Bian, the shareholder of Aixin Company Limited.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA WATER AND DRINKS INC.

By:	/s/ Xing Hua Chen
Name: Title:	Xing Hua Chen Chief Executive Officer

Dated: August 24, 2007